                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   DBT ONLINE
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               (DBT ONLINE LOGO)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 18, 1999

     The Annual Meeting of Shareholders of DBT Online, Inc. (the "Company") will be held on Tuesday, May 18, 1999, at 9:30 a.m. at The Waldorf Astoria Hotel, Conrad Suite, 301 Park Ave., New York, New York 10022 for the following purposes:

          1. To elect four Class III directors to hold office until their term expires at the Annual Meeting of Shareholders in 2002 and until their successors are duly elected and qualified.

          2. To ratify the adoption of the Company's Deferred Compensation Plan for Non-Employee Directors; and

          3. To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for 1999;

     The Board of Directors has fixed the close of business on March 19, 1999, as the record date for the meeting. Only shareholders of record at that time are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

     The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the meeting. The Board of Directors urges you to date, sign and return the enclosed proxy promptly. You are cordially invited to attend the meeting in person. The return of the enclosed proxy will not affect your right to vote in person if you do attend the meeting.

                                           J. Henry Muetterties
                                           Secretary

March 29, 1999

                               (DBT ONLINE LOGO)
                             ---------------------

                                PROXY STATEMENT

                             ---------------------

     This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of DBT Online, Inc. (the "Company") for use at the Company's Annual Meeting of Shareholders (the "Meeting") for purposes set forth in the foregoing notice. This proxy statement, the foregoing notice and the enclosed proxy are being sent to shareholders on or about April 8, 1999.

     The Board of Directors does not intend to bring any matter before the Meeting except as specifically indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned prior to voting at the Meeting, the shares presented thereby will be voted in accordance with the instructions marked thereon. In the absence of instruction, the shares will be voted "FOR" the nominees of the Board of Directors in the election of the directors; "FOR" the adoption of the Company's Deferred Compensation Plan for Non-Employee Directors; "FOR" the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 1999; and in the discretion of the persons named on the proxy with respect to such other business as may properly come before the Meeting or any adjournments or postponements thereof.

     Any proxy may be revoked at any time prior to its exercise by notifying the Secretary in writing at the Company's principal executive offices, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person. The Company's principal executive offices are located at 5550
W. Flamingo Road, Suite B-5, Las Vegas, Nevada 89103.

                               VOTING SECURITIES

     At the close of business on March 19, 1999, the record date fixed for the determination of shareholders entitled to notice of and to vote at the Meeting, there were 18,482,118 outstanding shares of the Company's common stock (the "Common Stock"), the only class of voting securities outstanding. Only the record holders of the Common Stock at the close of business on the record date will be entitled to vote. Each share of Common Stock is entitled to one vote, without cumulation, on each matter to be voted upon at the Meeting.

                             VOTING AT THE MEETING

     The presence at the Meeting, in person or by proxy, of the holders of a majority of the voting power of the Common Stock outstanding and entitled to vote shall constitute a quorum. Directors are to be elected at the Meeting by a plurality of the votes cast by holders of Common Stock present in person or represented by proxy at the Meeting and entitled to vote. The affirmative vote of the majority of the votes cast at the Meeting by the holders of Common Stock will be required for approval of all other matters to be acted upon at the Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Meeting, only those votes cast "FOR" or "AGAINST" are included. Abstentions and broker non-votes (which are described below) will be counted solely for the purpose of determining whether a quorum is present. Abstentions and broker non-votes will not be deemed to be cast either "FOR" or "AGAINST" the matters to be acted upon at the Meeting. Therefore, abstentions and broker non-votes will have no effect on the approval of the matters to be acted upon at the Meeting. Broker non-votes result when brokers who hold shares in street name for customers who are the beneficial owners of such shares are prohibited under applicable rules of the New York Stock Exchange from giving a proxy to vote such customers' shares with respect to the approval of certain matters without specific instructions from such customers.

                                  THE COMPANY

     The Company is a holding company with businesses that serve the electronic information and patent enforcement industries. Its electronic information businesses are on-line providers of integrated database services and related reports primarily to law enforcement and other governmental agencies, law firms, insurance companies and licensed investigation companies. Its patent enforcement business is engaged in the exploitation and enforcement of two laser patents and generates its revenues through patent royalties. The Company was formed in August 1996 by the merger of Database Technologies, Inc. ("Database Technologies") and Patlex Corporation ("Patlex").

                             ELECTION OF DIRECTORS

     The Board is divided into three classes of directors. The Bylaws of the Company provide that at each annual meeting of shareholders, directors shall be chosen by class for a term of three years, or for such shorter term as the shareholders may specify, to preserve, as evenly as practicable, the division of directors into classes. Four directors are to be elected at the Meeting, to hold office until the annual meeting of shareholders in 2002.

     At the Meeting, the shareholders will elect four Class III directors to hold office, subject to the provisions of the Bylaws, until their term expires at the annual meeting of shareholders in 2002 and until their respective successors shall have been duly elected and qualified. The current term of the present Class III directors is expiring at the Meeting.

     The Class III directors are to be elected at the Meeting by a plurality of the votes cast by the holders of the Common Stock present, in person or represented by proxy, and entitled to vote at the Meeting. Shares of Common Stock held by shareholders present in person at the Meeting that are not voted for a nominee or shares held by shareholders represented at the Meeting by proxy from which authority to vote for a nominee has been properly withheld (including broker non-votes) will not affect the election of the nominees receiving the plurality of votes. UNLESS CONTRARY INSTRUCTIONS ARE GIVEN, THE PERSONS NAMED IN THE ENCLOSED PROXY OR THEIR SUBSTITUTES WILL VOTE FOR THE ELECTION OF THE NOMINEES NAMED BELOW.

     The Board of Directors believes that the nominees are willing to serve as directors. If a nominee at the time of his election is unable or unwilling to serve or is otherwise unavailable for election, and as a result another nominee is designated, the persons named in the enclosed proxy or their substitutes will have discretion and authority to vote or to refrain from voting for such other nominee in accordance with their judgment.

     The nominees for election as Class III directors and the directors whose terms of office continue after the Meeting, together with their ages as of the Meeting and certain information about them, are as follows:

                                                              CLASS OF
NAME                                                          DIRECTOR   AGE
----                                                          --------   ---
NOMINEES FOR TERM EXPIRING IN 2002
  Garry Betty...............................................   III       41
  Gary E. Erlbaum...........................................   III       54
  Bernard Marcus............................................   III       70
  Thomas J. Quarles.........................................   III       49
CONTINUING DIRECTORS WHOSE TERM EXPIRES IN 2000
  Kenneth G. Langone........................................    I        63
  Charles A. Lieppe.........................................    I        54
  Eugene L. Step............................................    I        70
  Sari Zalcberg.............................................    I        45
CONTINUING DIRECTORS WHOSE TERM EXPIRES IN 2001
  Frank Borman..............................................   II        71
  Jerold E. Glassman........................................   II        63
  Jack Hight................................................   II        74
  Andrall E. Pearson........................................   II        73

     GARRY BETTY became a director of the Company in August 1998. Mr. Betty is President and Chief Executive Officer of EarthLink Network, Inc., a national Internet service provider. Prior to joining EarthLink in 1996, Mr. Betty was president and CEO of Digital Communications Associates, Inc. from 1989 to 1994. Mr. Betty is also a director of Physician's Data Corporation and is a member of the national advisory board of the Georgia Institute of Technology.

     GARY E. ERLBAUM has been a director of the Company since August 1996, and was a director of Patlex from September 1995 to August 1996. He has been involved with Patlex since May 1972, serving as a Patlex director from 1983 to December 1992, and as a director of AutoFinance Group, Inc. ("AFG") from December 1992 to September 1995, during the period that Patlex was a subsidiary of AFG. Mr. Erlbaum served as the Chairman of the Board of Directors of Patlex from September 1977 to July 1981 and from October 1981 to February 1983, and served as the President of Patlex from May 1972 to September 1977 and from December 1978 to July 1981. Since 1983, he has been the President of Greentree Properties Corporation, which is engaged in real estate and business ventures. He is also a director of several privately owned companies including David's Bridal, Inc., a national retail chain.

     BERNARD MARCUS has been a director of the Company since October 1997. Mr. Marcus is one of the co-founders of The Home Depot, Inc., and has been its Chairman of the Board of Directors and Chief Executive Officer since its inception in 1978. He also serves on the Board of Directors of National Service Industries, Inc., Westfield America, Inc. and the New York Stock Exchange, Inc. Mr. Marcus also serves on the Board of the National Foundation for the Centers for Disease Control and Prevention and is Chairman of the Board of The Marcus Center, which provides support services for persons with developmental disabilities and their families. In addition, he is a member of the Advisory Board and Board of Directors of the Shepherd Center in Atlanta, Georgia and Vice President and member of the Board of The City of Hope, a charitable organization in Duarte, California.

     THOMAS J. QUARLES became a director in November 1998. Mr. Quarles is currently a member of the Board of Directors and Senior Vice President and General Counsel of INDAR Corporation. From 1996 to September, 1998, Mr. Quarles was Senior Vice President, General Counsel and Chief Administrative Officer of Metromail Corporation. From 1995 to 1996, Mr. Quarles was Senior Vice President and General Counsel of R. R. Donnelley and Sons Company. From 1991 to 1995, Mr. Quarles was Vice President and Associate General Counsel of Ameritech Corporation.

     KENNETH G. LANGONE has been a director of the Company since August 1996, and was a director of Patlex from September 1995 to August 1996. He has been involved with Patlex since 1979, serving as a Patlex director from 1979 to December 1992, and as a director of AutoFinance Group, Inc. ("AFG") from December 1992 to September 1995, during the period that Patlex was a subsidiary of AFG. Since 1974, Mr. Langone has been Chairman of the Board, Chief Executive Officer and President of Invemed Associates, Inc. ("Invemed"), a New York Stock Exchange member firm engaged in investment banking and brokerage. He is one of the co-founders of The Home Depot, Inc. and has been a director of that company since 1978. He also serves as a director of the New York Stock Exchange, Inc., General Electric Company, Unifi, Inc. and Tricon Global Restaurants, Inc. He is also a director of several private corporations.

     CHARLES A. LIEPPE has been the President and Chief Executive Officer of the Company and a member of the Board of Directors since August 1997. From April 1996 through February 1997, Mr. Lieppe was President and Chief Executive Officer of Nabisco International. From 1991 through November 1995, Mr. Lieppe was President and Chief Executive Officer of Berol Corporation, an international consumer products company. From 1968 until 1991, Mr. Lieppe held various positions at the Proctor & Gamble Company including Vice President -- General Manager of several of the Company's US operating divisions.

     EUGENE L. STEP has been a director of the Company since March 1997. From 1973 to 1992, Mr. Step served in various senior management positions with Eli Lilly & Co., most recently as Executive Vice President, President of the Pharmaceutical Division and a member of the Board of Directors and its Executive Committee. Mr. Step is a past Chairman of the Board of the Pharmaceutical Manufacturers Association and a past President of the International Federation of Pharmaceutical Manufacturers Association. Mr. Step also serves as a director of Cell Genesys, Inc., Scios, Inc., Medco, Inc., Pathogenesis, Inc. and Guidant Corp.

     SARI ZALCBERG has been a director of the Company since August 1996, and was a director of Database Technologies, Inc. from 1995 to August 1996. She is the Chief Executive Officer and sole shareholder of La Grande Trunk, Inc., a retail concern with locations in two states. Ms. Zalcberg is also a member of the Regional Board of Directors of the Valparaiso Banking Center of Bank One Merrillville, N.A., an Indiana chartered bank.

     FRANK BORMAN has been Chairman of the Company since August 1996. From September 1995 until August 1996, he also served as Chief Executive Officer and a director of Patlex. He served as Chairman and Chief Executive Officer of Patlex from 1988 to December 1992, and as Chairman of AutoFinance Group, Inc. ("AFG") from December 1992 to September 1995, during the period that Patlex was a subsidiary of AFG. He served as Vice Chairman of the Board of Directors at Texas Air Corporation from 1986 to 1991. From 1969 to 1986, he served in various capacities for Eastern Airlines, including President, Chief Executive Officer and Chairman of the Board of Directors. Mr. Borman served in the United States Air Force from 1950 to 1970. Mr. Borman currently serves as a director of The Home Depot, Inc., Thermo Instruments Systems and American Superconductor Corporation and is also a member of the Board of Trustees of the National Geographic Society.

     JEROLD E. GLASSMAN was elected a director in February, 1999. Since 1969 Mr. Glassman has served as Chairman of the law firm of Grotta, Glassman & Hoffman, P.A. which specializes in labor, employment and employee benefits law and related litigation. Mr. Glassman also serves as Special Labor Counsel to the New Jersey Sports and Exposition Authority, Special Labor Counsel to Governor Christine Todd Whitman of New Jersey, and Director of the DiGiorgio Corporation of Carteret, NJ, a large wholesale grocery distribution company.

     JACK HIGHT has been a director of the Company since August 1996, and was Chairman of the Board of Database Technologies, Inc.from 1995 to August 1996. Since November, 1997, Mr. Hight has been Chairman of the Board of Modus Operandi, Inc. From 1981 through November 1997, Mr. Hight held various positions at Intec Systems, Inc., which he founded, including his most recent position as Chairman of the Board. From 1978 to 1980, he was Chairman of the Board, Chief Executive Officer and President of Information Science, Inc. In the 1960s, Mr. Hight co-founded and was President of Electronic Data Systems Federal Corporation before it merged with Electronic Data Systems Corporation in 1968.

     ANDRALL E. PEARSON has been a director of the Company since June 1997. Since June 1997, Mr. Pearson has been Chairman and Chief Executive Officer for Tricon Global Restaurants, Inc. Prior to joining Tricon Global Restaurants he served as Principal for Clayton, Dubilier & Rice, Inc., a management buy-out firm in New York, specializing in leveraged acquisitions involving management participation of large USA corporations. From 1985 until June 1993, he was the Class of 1958 Professor of Business Administration at Harvard Business School
(HBS). Prior to joining HBS, Mr. Pearson spent 15 years at PepsiCo, Inc., 14 years as President and Chief Operating Officer. Mr. Pearson joined PepsiCo from McKinsey & Co., where he rose from associate to director. Mr. Pearson serves as a director of Alliant Foodservice, Inc. (formerly Kraft Food Services), Kinko's, Lexmark, Inc., and Travelers Group Inc. He is also a trustee of the New York University Medical Center and the Good Samaritan Medical Center in Palm Beach, Florida.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     There were four meetings of the Board of Directors of the Company during the year ended December 31, 1998. No director for the full fiscal year attended less than 75% of the meetings of the Board or of the Committees of the Board of which they were a member.

     The Board of Directors has the following committees:

COMMITTEE                                                 MEMBERSHIP
---------                                                 ----------
Executive Committee......................  Messrs. Borman, Erlbaum, Hight, Langone,
                                             Lieppe and Quarles
Audit Committee..........................  Messrs. Marcus, Step and Ms. Zalcberg
Compensation Committee...................  Messrs. Marcus, Pearson and Step
Nominating Committee.....................  Messrs. Borman, Erlbaum, Hight, Langone,
                                             Lieppe, Marcus, Pearson, Step, Quarles
                                             and Ms. Zalcberg
Stock Option Plan Administration
  Committee..............................  Messrs. Erlbaum, Hight and Pearson

     The Executive Committee is authorized to approve certain actions by the Company. The Audit Committee is charged with the responsibility of reviewing the Company's accounting policies, practices and controls. The Audit Committee is also responsible for making recommendations to the Board of Directors regarding the selection of independent auditors and for reviewing the results and scope of audits and other services provided by the Company's independent auditors. The Compensation Committee reviews the compensation policies of the Company. The Stock Option Plan Administration Committee administers the Company's Amended and Restated Stock Option Plan. The Nominating Committee identifies and reviews the qualifications of candidates to serve on the Board of Directors. The Board of Directors has no formal procedure for receiving recommendations from shareholders regarding potential nominees. The Board of Directors will consider recommendations from shareholders regarding potential nominees, when and if such recommendations are submitted. During 1998, the Compensation Committee, Stock Option Plan Administration Committee and the Audit Committee had one meeting each. The Executive Committee and the Nominating Committee did not have a formal meeting during 1998. Additionally, the Stock Option Plan Administration Committee took action by unanimous written consent on a number of occasions.

                             DIRECTOR COMPENSATION

     Directors who are employees of the Company receive no compensation for serving on the Board of Directors. During 1998, non-employee directors of the Company received annual compensation of $16,000 and $1,000 for each meeting of the Board of Directors attended, up to a maximum annual compensation of $20,000. All directors are reimbursed for expenses associated with the attendance of the Board of Directors' meetings.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     No interlocking relationship exists between the board of directors or compensation committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

                             EXECUTIVE COMPENSATION

     The following table sets forth compensation information concerning the chief executive officer and the four most highly compensated executive officers of the Company for the fiscal year ended December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM
                                                                              COMPENSATION
                                                                              ------------
                                 ANNUAL COMPENSATION             OTHER         SECURITIES
                             ----------------------------       ANNUAL         UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR      SALARY     BONUS     COMPENSATION(1)     OPTIONS      COMPENSATION(2)
---------------------------  ----     --------   --------   ---------------   ------------   ---------------
Charles A. Lieppe........    1998     $250,000          0      $112,297               0          $6,666
  President & Chief          1997(3)    81,731   $ 14,000             *         600,000               0
  Executive Officer
Frank Borman.............    1998     $160,000          0             *               0          $8,836
  Chairman of the Board      1997      160,000          0             *               0           6,369
                             1996      145,000          0             *               0           7,569
George A. Bruder Jr......    1998     $150,000          0             *               0          $6,666
  Senior Vice President,     1997      106,428   $ 25,480             *          35,000           1,848
  Operations
Kevin A. Barr............    1998(4)  $103,846   $ 75,962      $129,688          40,000          $1,688
  Vice President,
  Human Resources
J. Henry Muetterties.....    1998     $127,374   $ 27,309      $ 23,202               0          $5,900
  Vice President and         1997      120,720     25,763        38,892               0           3,942
  Secretary                  1996      113,923     35,199        53,202               0           5,393

---------------

  * Value of perquisites and other personal benefits paid does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the executive officer.
(1) Includes amounts for certain costs in connection with employment by DBT Online Inc. and relocation to Florida for Mr. Lieppe and Mr. Barr. For Mr. Muetterties, includes amounts contributed to Patlex's Deferred Compensation Plan and, in 1996 and 1997 certain costs in connection with his relocation to Las Vegas, Nevada.
(2) Includes amounts received as Company matching contributions under DBT Online, Inc's 401(k) savings plan by Mr. Borman ($5,667 -- 1998;
    $3,200 -- 1997; $4,400 -- 1996), Mr. Muetterties ($5,371 -- 1998;
    $3,413 -- 1997; $4,864 -- 1996), Mr. Bruder ($6,666 -- 1998;
    $1,848 -- 1997), Mr. Lieppe ($6,666 -- 1998) and Mr. Barr ($1,688 -- 1998),
    and amounts paid by Patlex for life insurance premiums for Mr. Borman ($3,169 -- 1998, 1997, 1996) and Mr. Muetterties ($529 -- 1998, 1997, 1996).
(3) Mr. Lieppe joined the Company in August 1997.
(4) Mr. Barr joined the Company in March 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

     The following table contains information concerning the exercise of stock options during fiscal year 1998 for each of the executive officers named in the Summary Compensation Table.

                                                                  NUMBER SECURITIES
                                                              UNDERLYING OPTIONS/SAR's        VALUE OF UNEXERCISED
                                      SHARES                   HELD AT FISCAL YEAR END       IN-THE-MONEY OPTIONS AT
                                    ACQUIRED ON    VALUE                 (#)                   FISCAL YEAR END ($)
                                     EXERCISE     REALIZED   ---------------------------   ---------------------------
NAME                                    (#)         ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                -----------   --------   -----------   -------------   -----------   -------------
Charles A. Lieppe.................        --      $     --     225,000        375,000      $  295,313      $492,188
Frank Borman......................    34,605       787,264     157,895             --       3,562,506            --
Geroge A. Bruder Jr...............        --            --      16,667         33,333          56,459       112,916
Kevin Barr........................        --            --          --         40,000              --            --
J. Henry Muetterties..............    38,000       845,500          --             --              --            --

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning grants of stock options made during fiscal year 1998 to each of the executive officers named in the Summary Compensation Table. No stock appreciation rights were granted during fiscal year 1998.

                                                                                              POTENTIAL REALIZABLE
                                   INDIVIDUAL GRANTS                                                  VALUE
                            -------------------------------                                     AT ASSUMED ANNUAL
                                              PERCENT OF                                              RATES
                             NUMBER OF          TOTAL                                            OF STOCK PRICE
                             SECURITIES      OPTIONS/SARs     EXERCISE                            APPRECIATION
                             UNDERLYING       GRANTED TO      OR BASE                          FOR OPTION TERMS(2)
                            OPTIONS/SARs     EMPLOYEES IN      PRICE        EXPIRATION        ---------------------
NAME                         GRANTED(#)      FISCAL YEAR       ($/SH)          DATE            5%($)       10%($)
----                        ------------   ----------------   --------   -----------------    --------   ----------
Charles A. Lieppe.........         --             --               --           --                  --           --
Frank Borman..............         --             --               --           --                  --           --
George A. Bruder Jr.......         --             --               --           --                  --           --
Kevin Barr................     40,000(1)          13%          $24.81        3/15/2008        $547,193   $1,347,763
J. Henry Muetterties......         --             --               --           --                  --           --

---------------

(1) These options vest as follows: 10,000 on the first anniversary of the grant date, and 10,000 on each of the next three anniversaries of the grant date.
(2) Amounts represent hypothetical gains that could be achieved for the options granted if they were exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the option grant date to the expiration date. These assumptions are not intended to forecast future stock price appreciation. The potential reasonable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.

                             EMPLOYMENT AGREEMENTS

     In August 1997, the Company entered into an employment agreement with Mr. Lieppe, which provides for a four-year term commencing August 15, 1997 and ending on August 14, 2001, unless terminated earlier in accordance with certain circumstances. The 1998 annual compensation rate for Mr. Lieppe was $250,000.

     In April 1997, the Company entered into an employment agreement with Mr. Borman, which provided for an initial three-year term commencing on April 1, 1997 with automatic one-year extensions on the anniversary of the commencement date, unless either the Company or Mr. Borman gives notice to the other that the term of the agreement will not be extended. The employment agreement contains certain restrictive covenants, including provisions relating to noncompetition, nonsolicitation and the nondisclosure of proprietary information, during the executive's employment with the Company and for specified periods thereafter. The 1998 annual compensation rate for Mr. Borman was $160,000.

     In March 1998, the Company entered into an employment agreement with Mr. Barr which provides for a two-year term commencing March, 1998. The annual compensation rate in 1998 for Mr. Barr was $135,000.

     During 1992, Patlex entered into an employment agreement with Mr. Muetterties. The agreement has been extended through December 2001. The current annual compensation rate for Mr. Muetterties is $129,847. Mr. Muetterties is entitled to a minimum annual bonus of $10,000 and other incentive compensation. The employment agreement contains certain restrictive covenants, including provisions relating to noncompetition, nonsolicitation and nondisclosure of proprietary information, during the relevant executive's employment with the Company and for specified periods thereafter.

     The following Compensation Committee Report and the Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee is responsible for implementing and administering the Company's compensation policies and programs for its executive officers. This includes setting the base salaries and the total compensation levels of the Chief Executive Officer (the "CEO") and the other executive officers of the Company. In addition, the Compensation Committee is responsible for setting the performance criteria for bonus awards and determining the achievement levels and payout for the executive officers.

COMPENSATION PHILOSOPHY

     The Company's compensation policies for executive officers, as established by the Compensation Committee, are designed to (a) provide competitive compensation packages that will attract and retain talented executive officers,
(b) link compensation to financial and operating results, so as to reward successful performance, and (c) provide long-term equity compensation, to further align the interests of executive officers with those of shareholders and further reward successful performance. The principal components of the Company's executive officer compensation program are base salary, bonus awards and grants of stock options.

ANNUAL COMPENSATION

     Annual cash compensation is comprised of base salary and bonus awards. Salary determinations have not been based upon any specific criteria. The salary levels of executive officers of the Company that were hired in 1998 were established at the time the executives were hired. The Compensation Committee approved the compensation levels of the newly hired executives taking into consideration the Company's objective of attracting outstanding executives to join a relatively young and growing corporation. The salary levels of certain other executive officers of the Company for 1998 were based on established levels set by employment contracts previously entered into by the executive officers.

     Bonus awards made to executive officers in 1998 were based in part on established minimums set by their employment agreements and in part upon the Company's achievement of performance targets. The Compensation Committee also took into consideration the leadership provided by the Company's executive officers in managing the Company's growth in 1998.

LONG-TERM COMPENSATION

     The Compensation Committee believes that stock options are an important component of compensation for executive officers of the Company because it closely aligns the interests of management with those of the shareholders. Stock options also provide an attractive compensation incentive in hiring new executive officers. This policy of the Compensation Committee is carried out for the Company by the Stock Option Plan Administration Committee, which has the discretion to grant stock options to executive officers. The number of options in each grant is not based on any specific criteria, but the Committee did consider primarily the executive's position, skills and achievements.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Charles A. Lieppe was named President and Chief Executive Officer of the Company on August 25, 1997. His salary level of $250,000 for 1998 was established by the Board of the Company. He received no bonus in 1998 as the Company did not achieve its internal revenue and operating income targets. Mr. Lieppe's compensation in 1998 was based upon the terms of the employment agreement that was entered into when he joined the Company in August 1997.

DEDUCTIBILITY OF CERTAIN COMPENSATION

     Section 162(m) of the Internal Revenue Code generally denies a federal income tax deduction for certain compensation exceeding $1,000,000 paid to the CEO or any of the four other highest paid executive officers, excluding (among other things) certain performance-based compensation. Through December 31, 1998, this provision has not affected the Company's tax deductions, but the Compensation Committee will continue to monitor the potential impact of section 162(m) on the Company's ability to deduct executive compensation.

                                          COMPENSATION COMMITTEE
                                          Andrall E. Pearson, Chairman
                                          Bernard Marcus
                                          Eugene L. Step

                            STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total shareholder return of (i) the S&P Stock Market (U.S.) Index (the "S&P Index"), (ii) a current "peer group" index, and (iii) a previous "peer group" index assuming an investment of $100 on September 28, 1995 in each of the Common Stock of the Company, the stocks comprising the S&P Index and the stocks comprising the peer groups, and further assuming reinvestment of dividends. The current "peer group" consists of ChoicePoint, American Business Information, Inc., Vista Information Solutions, Inc. and Avert, Inc. The previous peer group consists of American Business Information, Inc. and ChoicePoint.

     The graph commences on September 28, 1995, the date that the Patlex Common Stock began trading publicly. From September 28, 1995 and until March 17, 1996, the Patlex Common Stock was listed on the Nasdaq Small-Cap Market. From March 18, 1996 until August 19, 1996, the Patlex Common Stock was listed on the Nasdaq National Market. The Company's Common Stock was traded on the Nasdaq National Market from August 20, 1996 until it began trading on the New York Stock Exchange on September 17, 1997.

                        COMPARISON OF CUMULATIVE RETURN
                  THE COMPANY, S&P INDEX AND PEER GROUP INDEX
                 (FROM SEPTEMBER 28, 1995 TO DECEMBER 31, 1998)

                           TOTAL SHAREHOLDER RETURNS
                             (DIVIDENDS REINVESTED)

        MEASUREMENT PERIOD            DBT ONLINE,         S&P 500           NEW PEER          OLD PEER
      (FISCAL YEAR COVERED)               INC.             INDEX             GROUP             GROUP
28-SEP.-95                                    100.00            100.00            100.00            100.00
DEC. 95                                       368.75            105.76             48.50             95.07
DEC. 96                                       371.88            130.04             56.52            139.66
DEC. 97                                       623.44            173.43             56.63            164.60
DEC. 98                                       623.47            222.99             56.33            170.56

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Invemed Associates, Inc. ("Invemed"), from time to time, has provided financial advisory services to the Company, for which customary compensation has been received. In connection with the Company's offering of 1,940,000 shares of Common Stock in May, 1997, Invemed performed certain investment banking services to the Company for which Invemed received fees of approximately $2,706,000. Kenneth G. Langone, a director and a shareholder of the Company, is Chairman of the Board, Chief Executive Officer and President of Invemed, and is the principal shareholder of Invemed's parent.

     On February 7, 1994, Database Technologies, Inc. entered into a debt and royalty agreement with a consortium of seven individuals including Jack Hight. During 1995, Mr. Hight became a shareholder and director of DBT. The agreement provided the financing necessary for Database Technologies, Inc. to enter the Texas market. The agreement provided for a loan to Database Technologies, Inc. of $200,000, which was repaid in 1995. The agreement also provided for Database Technologies, Inc. to grant to the consortium a royalty to share in the revenues of the Texas expansion up to $800,000, computed as 10% of specified revenues from Texas operations. For the year ended December 31, 1998, Database Technologies, Inc. paid $164,560 relating to such royalties. Through December 31, 1998, Database Technologies, Inc. had paid a total $350,449 relating to such royalties.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth information with respect to beneficial ownership of the Common Stock as of March 19, 1999 (i) by each person who beneficially owns more than 5% of the outstanding shares of the Common Stock,
(ii) by each of the Company's executive officers and directors, and (iii) by all of the executive officers and directors of the Company as a group. Unless otherwise noted, each person named in the table has sole voting and investment power as to shares shown.

                                                                  SHARES OF
                                                                 COMMON STOCK      PERCENT
NAMES OF BENEFICIAL OWNER                                     BENEFICIALLY OWNED   OF CLASS
-------------------------                                     ------------------   --------
Kevin A. Barr(1)............................................         10,000             *
Charles G. Betty............................................            -0-             *
Frank Borman(2).............................................        200,000           1.1%
George A. Bruder, Jr.(3)....................................         21,667             *
Gary E. Erlbaum(4)..........................................        514,484           2.8
Jerold E. Glassman..........................................            -0-             *
Jack Hight(5)...............................................        165,002             *
Charles A. Lieppe(6)........................................        289,500           1.5
Kenneth G. Langone(7).......................................      1,900,200          10.1
Bernard Marcus(1)...........................................         67,942             *
J. Henry Muetterties........................................         49,820             *
Andrall E. Pearson(1).......................................         20,000             *
Thomas J. Quarles...........................................            -0-             *
Eugene L. Step(8)...........................................         20,000             *
Sari Zalcberg...............................................         60,000             *
Charles A. Asher(9).........................................      1,563,008           8.5
Hank Asher(10)..............................................      4,535,658          24.5
Soros Fund Management LLC(11)...............................      1,495,424           8.1
The Equitable Companies Incorporated(12)....................      1,151,600           6.2
All Officers and Directors As a Group (17 Persons)(13)......      3,382,031          17.3

---------------

   * Less than 1%
 (1) Includes 10,000 shares issuable pursuant to stock options currently exercisable.
 (2) Includes 157,895 shares issuable pursuant to stock options currently exercisable.
 (3) Includes 21,667 shares issuable pursuant to stock options currently exercisable.
 (4) Includes (i) 29,420 shares owned by SPSP Corporation of which Mr. Erlbaum is a director, President and 36.7% shareholder, (ii) 3,750 shares held by trusts for which Mr. Erlbaum serves as trustee or co-trustee, (iii) 228,960 shares owned by Erlbaum Family L.P., of which Mr. Erlbaum is President of the general partner, (iv) 2,922 shares owned by Mr. Erlbaum's son, and (v) 200,000 shares issuable upon exercise of presently exercisable options.
 (5) Includes (i) 5,000 shares owned by Mr. Hight's wife and (ii) 50,000 shares issuable upon exercise of presently exercisable options.
 (6) Includes 287,500 shares issuable pursuant to stock options currently exercisable.
 (7) Includes 900,000 shares owned by Invemed Associates, Inc., 200 shares owned by his spouse and 200,000 shares issuable upon exercise of presently exercisable options. Mr. Langone is Chairman of the Board, Chief Executive Officer and President of Invemed and the principal shareholder of Invemed's parent corporation. The address of this shareholder is 375 Park Ave., Suite 2205, New York, NY 10152.
 (8) Includes 20,000 shares issuable pursuant to stock options currently exercisable.
 (9) The address of Charles A. Asher is 400 Trigon Building, 224 W. Jefferson Way, South Bend, IN 46601.
(10) The address of this shareholder is c/o INDAR, Corporation, 6601 Park of Commerce Blvd., Boca Raton, FL 33487.

(11) Per schedule 13G filed with the Securities and Exchange Commission on February 12, 1999 on behalf of Soros Fund Management LLC, George Soros, Stanley F. Druckenmiller, and Duquense Capital Management L.L.C.
(12) Per schedule 13G filed with the Securities and Exchange Commission on February 10, 1998.
(13) Includes 1,029,978 shares issuable pursuant to stock options currently exercisable.

          SECTION 16(a)  -- BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon the Company's review of Forms 3, 4 and 5 and on amendments thereto furnished to the Company pursuant to Section 16 of the Exchange Act, such forms were filed on a timely basis by each reporting person.

         PROPOSED ADOPTION OF THE COMPANY'S DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

     The Board has adopted, subject to shareholder approval, the Deferred Compensation Plan for Non-Employee Directors (the "Directors' Plan"). A copy of the Directors' Plan is attached as Annex I to this Proxy Statement. This summary contains all material elements of the Directors' Plan but does not purport to be complete and is subject to and qualified in its entirety by reference to Annex I.

PURPOSES

     The purposes of the Directors' Plan are to provide non-employee members of the Board with the opportunity to receive all or a portion of their fees for serving as members of the Board in the form of Common Stock and to defer the receipt of shares of Common Stock.

ADMINISTRATION

     The Directors' Plan will be administered and interpreted by the Board, or such other individual or individuals as designated by the Board. The cost of administering the Directors' Plan will be paid by the Company. The Board may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Securities Exchange Act of 1934, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

PARTICIPATION

     Non-employee members of the Board are automatically eligible to participate in the Directors' Plan. Participation in the Directors' Plan ceases if the Board member ceases to serve as a Board member or becomes an employee of the Company.

AUTHORIZED SHARES

     The aggregate number of shares of Common Stock reserved for issuance under the Directors' Plan is 100,000, subject to adjustment as described below. Shares of Common Stock may be authorized and unissued shares or issued shares which have been reacquired by the Company.

ADJUSTMENTS

     The Directors' Plan provides that the Board will make such equitable changes or adjustments as it deems necessary to the maximum number of class of shares available under the Directors' Plan, and the number and class of Common Shares to be delivered thereunder in the event that the Board determines that adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants as a result of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, spin-off or similar corporate transaction.

ELECTION TO RECEIVE SHARES

     Each participant in the Directors' Plan may elect to receive a whole number of shares of Common Stock equal in value to all or a portion of his or her annual retainer fees and meeting fees for services as a director during the calendar year in lieu of payment of such fees in cash. The value of any fractional shares will be paid to a participant in cash. Any election made by a director to receive shares of Common Stock will be irrevocable, made in writing and subject to such procedures and limitations as may be established by the Board.

     Each share of Common Stock will be valued at the average of the high and low prices of a common share on the Composite Tape for New York Stock Exchange Listed Stocks, as reported in The Wall Street Journal on the date the fees to which such shares relate would have been payable to the participant in cash.

ELECTION TO DEFER SHARES

     Each participant in the Directors' Plan may elect to defer the receipt of all or a portion of his or her fees which the participant elects to receive in the form of shares of Common Stock for services as a director ("Deferred Shares"). Any election made by a director to defer shares of Common Stock will be irrevocable and must be made prior to the beginning of the meeting year with respect to which the fees are earned. A "meeting year" is the period between the annual meetings of stockholders of the Company. A participant may make a separate election to defer the receipt of shares for each year of his or her participation in the Plan. With respect to fees to be earned during the meeting year commencing with the 1999 Annual Meeting, eligible directors will be permitted to elect to receive or defer shares of Common Stock at any time during the 30-day period following the 1999 Annual Meeting.

     The Company will establish a memorandum account on its books for each participant who elects to defer shares (a "Deferred Share Account"). Such Deferred Share Account will be credited with the Deferred Shares at the time the Deferred Shares would have otherwise been paid to the participant. Unless otherwise determined by the Board, a participant's Deferred Share Account will be credited with an amount equal to the cash dividends that would have been distributed on the Deferred Shares. Any dividend amount will be deemed to be reinvested in shares at the current share value price (as described below) and such shares will be credited to the participant's Deferred Share Account. The value of any fractional shares of Common Stock will be paid to the participant in cash.

PAYMENT OF DEFERRED SHARES

     The number of shares credited to a participant's Deferred Share Account will be distributed, or commence to be distributed, to the participant or his beneficiary as soon as practicable after the earlier of (i) the participants death (ii) the participant's termination of service as a non-employee director of the Company.

     Upon a participant's death, distribution of the shares credited to his Deferred Share Account will be made in a single distribution to the beneficiary properly designated by the participant, or if none, to the participant's estate. A participant may elect to receive a distribution of the shares credited to his Deferred Share Account (i) in a single distribution, or (ii) in up to five substantially equal annual installments to be distributed, or commence to be distributed, following the participant's termination of service. If a participant fails to elect a payment form for a distribution following his termination of service, such distribution will be paid in a single sum as soon as practicable following such date.

     Notwithstanding the foregoing, if a participant incurs an unforeseeable emergency or becomes disabled and requests distribution of all or a portion of his Deferred Share Account, the Board, in its sole discretion, may direct the immediate distribution of all or a portion of such Account. In the case of an unforeseen emergency, the value of any such distribution may not exceed the amount necessary to satisfy the emergency.

PARTICIPANT RIGHTS

     Until delivery of Deferred Shares is made to a participant or beneficiary, no participant, beneficiary or other person claiming an interest under the Directors' Plan will have (i) any rights as a stockholder of the Company, including the right to any cash dividends (except as provided under the Plan) or the right to vote, with respect to any shares credited to a participant's Deferred Share Account, or (ii) any rights to, or property interests in, shares of Common Stock represented by the Deferred Shares. The Directors' Plan will not be funded and no trust, escrow or other provisions will be established to secure payments due under the Directors' Plan. A participant will be treated as a general, unsecured creditor at all times and the obligation of the Company will constitute a general, unsecured obligation, payable solely out of the general assets of the Company.

TERM OF PLAN

     The Directors' Plan will become effective upon approval by the shareholders at the 1999 Annual Meeting. The Directors' Plan will remain in effect until the 2009 Annual Meeting, unless terminated by the Board before that date.

AMENDMENT

     The Board may amend, suspend or terminate the Directors' Plan at any time. No amendment, suspension or termination will alter or impair a participant's right to receive any then Deferred Shares without the consent of the affected participant. The rules relating to distributions may be altered or waived by the Board in its sole discretion, including the right to distribute to all participants the shares credited to their Deferred Share Accounts in a single distribution upon the termination of the Directors' Plan.

FEDERAL INCOME TAX TREATMENT

     The following generally describes the current federal income tax treatment of elections and deferrals made pursuant to the Directors' Plan. Local and state tax authorities may also tax compensation awarded under the Directors' Plan, and tax laws are subject to change.

     A non-employee director who elects to receive all or a portion of his fees in shares of Common Stock, without any deferral of such shares, will recognize ordinary income in an amount equal to the fair market value of the shares of Common Stock received and the Company generally will be entitled to a corresponding federal income tax deduction at the time of the payment. Upon the sale of any shares acquired under the Directors' Plan, a non-employee director will have a capital gain or loss in an amount equal to the difference between the amount realized on the sale and the individual's adjusted tax basis in the shares of Common Stock (the amount of ordinary income recognized by the non-employee director at the time of payment). The rate at which a non-employee director's capital gain will be taxed generally depends on how long the stock is held.

     A non-employee director who defers receipt of all or a portion of the shares of Common Stock will recognize ordinary income in an amount equal to the fair market value of the shares of Common Stock at the time such shares are distributed and the Company generally will be entitled to a corresponding federal income tax deduction at the time of the distribution. Upon the subsequent sale of any shares deferred under the Directors' Plan, a non-employee director will have a capital gain or loss in an amount equal to the difference between the amount realized on the sale and the individual's adjusted tax basis in the shares of Common Stock (the amount of ordinary income recognized by the non-employee director at the time of distribution). The rate at which a non-employee director's capital gain will be taxed generally depends on how long the stock is held by the participant following distribution from the Directors' Plan.

PLAN BENEFIT

     All non-employee directors of the Company will be eligible to participate in the Plan. After the 1999 Annual Meeting, there will be 10 non-employee directors. Assuming a share price of $22.88 and continued service by these directors in 1999, approximately 5,250 shares of Common Stock may be paid or deferred under the Directors' Plan in 1999.

ACTION BY STOCKHOLDERS

     The affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock present, in person or represented by proxy, at the 1999 Annual Meeting is required by approval of this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS.

     The affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock present, in person or represented by proxy, at the Meeting is required for the proposed adoption of the Company's Deferred Compensation Plan for Non-Employee Directors.

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, on the recommendation of its Audit Committee, has selected the firm of Deloitte & Touche LLP to serve as independent public accountants for the Company for the current fiscal year. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so. The representatives are also expected to be available to respond to appropriate questions.

     The affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock present, in person or represented by proxy, at the Meeting is required for ratification of the selection of Deloitte & Touche LLP as the Company's independent public accountants for fiscal year 1999.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF THE AUDITORS.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders in 2000 must be received by the Company by December 29, 1999 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that Meeting.

COST OF SOLICITATION OF PROXIES

     The Company will bear the cost of the solicitation of the Boards of Directors' proxies for the Meeting, including the cost of preparing, assembling and mailing proxy material, the handling and tabulation of the proxies received and charges of brokerage houses and other institutions, nominees and fiduciaries such materials to beneficial owners. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of the Company, or other persons who may be engaged to perform soliciting activities.

                                    ANNEX I

                                DBT ONLINE, INC.
             DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

1. PURPOSE

     1.1. DBT Online, Inc. (the "Company") has established the Deferred Compensation Plan for Non-Employee Directors (the "Plan"). The Plan is intended to provide non-employee members of the Board of Directors (the "Board") of the Company with the opportunity to receive all or a portion of their fees for serving as members of the Board of the Company in the form of common stock, par value $.10 per share, of the Company ("Shares") and to defer the receipt of such Shares.

     1.2. All elections and transactions under the Plan by persons subject to
Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") involving Shares are intended to comply with all exemptive conditions under Rule 16b-3. The Board may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder. To the extent that any provision of the Plan, the administrative guidelines, or any action or omission with respect to the Plan (including any action by a Participant, as hereinafter defined) that does not satisfy the exemptive conditions under Rule 16b-3 or otherwise is inconsistent with Section 16, the provision, guidelines or act or omission shall be deemed null and void, as permitted by applicable law.

2. ADMINISTRATION

     The Plan shall be administered by the Board, or such other individual or individuals as designated by the Board. The Board shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt, alter and repeal such rules, regulations and practices governing the operation of the Plan as it shall from time to time deem advisable. The Board's interpretations of the Plan and all determinations made by the Board shall be final, binding and conclusive. The Board may delegate any or all of its duties and responsibilities hereunder to one or more individuals. Any reference herein to the Board shall be deemed to include a reference to the Board's delegate. The cost of plan administration shall be paid by the Company.

3. ELIGIBILITY

     Any non-employee member of the Board shall be automatically eligible to participate in the Plan ("Participant"). If any Participant at any time ceases to serve as a member of the Board or becomes an employee of the Company, he or she shall thereupon cease to be eligible to participate in the Plan.

4. COMMON SHARES

     4.1. Shares Reserved. Shares which may be issued under the Plan may be either authorized and unissued Shares or issued Shares which have been reacquired by the Company, provided that the total number of Shares which may be issued under the Plan shall not exceed 100,000 Shares, subject to adjustment in accordance with Section 4.2 hereof.

     4.2. Capital Adjustments. In the event that the Board shall determine that any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, spin-off or a similar corporate transaction affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Board shall make such equitable changes or adjustments as it deems necessary to the maximum number or class of Shares available under the Plan, and the number or class of Shares of stock to be delivered hereunder.

5. ELECTION TO RECEIVE

     5.1. Elective Portion. Each Participant may elect to receive a whole number of Shares equal in value (based on the Share Value Price, as defined herein) to all or a portion of his or her annual retainer fees and meeting fees payable for services as a director during the calendar year (including any additional meeting or retainer fees payable for serving as a chairperson of a committee of the Board) in lieu of payment of such fees in cash. Each Share shall be valued at the average of the high and low prices of a common share on the Composite Tape for New York Stock Exchange Listed Stocks, as reported in The Wall Street Journal on the date the fees to which such Shares relate would otherwise have become payable to the Participant in cash (the "Share Value Price"). The value of any fractional shares shall be paid to the Participant in cash. Any such election shall be irrevocable and shall be made in writing in accordance with and subject to such procedures and limitations as may be established by the Board of Directors. A sample election form is attached hereto as Appendix A.

     5.2. Withholding Taxes. The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state, or local income or other taxes incurred by reason of payments or deferrals (see Section 6) pursuant to the Plan. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to a Participant upon such terms and conditions as the Company may prescribe.

6. ELECTION TO DEFER

     (a) A Participant may elect in writing to defer receipt of all or a specified portion of his or her fees which the Participant elects to receive in the form of Shares (including the annual retainer and meeting fees) for services as a director. A sample election form is attached hereto as Appendix A. Amounts deferred under this Paragraph 6(a) shall be referred to as "Deferred Shares."

     (b) An election made pursuant Paragraph 6(a) shall be irrevocable and must be made prior to the beginning of the meeting year with respect to which the fees are earned. A "meeting year" shall mean the period between the annual meetings of stockholders of the Company. A Participant may make a separate election with respect to each year of participation in the Plan. A new Participant shall have 30 days following his/her election or appointment to the Board to make an election with respect to the fees to be earned for the balance of the meeting year.

7. ESTABLISHMENT OF DEFERRED SHARE ACCOUNT

     At the time of the Participant's initial election to defer the receipt of any Shares pursuant to Paragraph 6, the Company shall establish a memorandum account (a "Deferred Share Account") for such Participant on its books. The Deferred Shares shall be credited to the Participant's Deferred Share Account at the time the Company otherwise would have paid the Deferred Shares to the Participant. Adjustments to the Deferred Share Account are provided in Paragraph 8, below. Each Participant's Deferred Share Account shall be a bookkeeping entry only, and the Company shall not be required to fund the Deferred Share Account. Any assets, including Shares, that may be held by the Company to fund a Deferred Share Account shall at all times remain unrestricted assets of the Company in its corporate capacity and not as a fiduciary, and shall be subject to the claims of the Company's general creditors.

8. ADJUSTMENTS TO DEFERRED SHARE ACCOUNT

     Unless otherwise determined by the Board, in the event a dividend is declared with respect to Shares, a Participant's Deferred Share Account shall be credited in an amount equal to the aggregate cash dividends that would have been distributed on the Shares then credited to a Participant's Deferred Share Account. Any such credited amounts shall be deemed to be reinvested in Shares at the then Share Value Price and such additional Shares shall be credited to the Participant's Deferred Share Account. The value of any fractional Shares shall be paid to the Participant in cash.

9. PAYMENT OF DEFERRED SHARES

     (a) Except as otherwise provided in subparagraph (c) below, a Participant's Deferred Shares shall be paid, or commence to be paid, to the Participant, or the Participant's beneficiary, as soon as practicable after the earliest to occur of the Participant's death or the Participant's termination of service as a non-employee director of the Company. In the event of the Participant's death, payment of the balance in the Participant's Deferred Share Account shall be made to the Participant's designated beneficiary, or if none, to the Participant's estate in a lump sum. For purposes of this Section, the Participant's beneficiary shall be the person or persons so designated by the Participant in a written instrument submitted to the Board. (See Appendix A.)

     (b) The Participant may elect to receive payment of the balance in his or her Deferred Share Account (i) in a lump sum or (ii) in up to five (5) annual installments, as nearly equal as practicable. In the absence of an election by the Participant, the balance of the Deferred Shares shall be paid in a lump sum as promptly as practicable following the Participant's last date of service as a non-employee director.

     (c) Anything contained in this Paragraph to the contrary notwithstanding, in the event a Participant incurs an unforeseeable emergency or a Participant becomes disabled, the Board, in its sole discretion and upon written application of such Participant, may direct immediate payment of all or a portion of the Deferred Shares then standing to the credit of the Participant in such Participant's Deferred Share Account; provided that, in the case of an unforeseeable emergency, such payment shall in no event exceed in value the amount necessary to satisfy the emergency. For the purposes hereof, a Participant shall be deemed disabled if he is disabled within the meaning of section 72(m)(7) of the Internal Revenue Code of 1986, as amended (the "Code"), and an unforeseeable emergency shall be deemed to exist if the emergency results from a sudden and unexpected illness or accident of the Participant or a dependent (as defined in section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Payment shall not be made to the extent that such unforeseeable emergency is or may be relieved (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or (iii) by cessation of deferrals under the Plan.

10. PARTICIPANT REPORTS

     The Company shall provide a written statement to the Participant at least annually concerning the status of his or her Deferred Share Account.

11. TRANSFERABILITY OF INTERESTS

     During the deferral period, all Deferred Shares shall be considered as general assets of the Company for use as it deems necessary and shall be subject to the claims of the Company's creditors. The rights and interests of a Participant during the deferral period shall be those of a general creditor except that such Participant's rights and interests may not be anticipated, assigned, pledged, transferred or otherwise encumbered except in the event of the death of the Participant, and then only by will or the laws of descent and distribution; provided, however, that in cases of marital dispute, the Company will observe the terms of the Plan unless and until ordered to do otherwise by a state or Federal court. As a condition of participation, a Participant agrees to hold the Company harmless from any claim that arises out of the Company's obeying the final order of any state or Federal court, whether such order effects judgment of such court or is issued to enforce a judgment or order of another court.

12. TERM OF PLAN

     12.1. The Plan is subject to approval by the stockholders of the Company at the 1999 Annual Meeting of Stockholders. In no event shall any delivery of Shares be made to any director or other person under the Plan until such time as stockholder approval of the Plan is obtained.

     12.2. The Plan shall remain in effect until the 2009 Annual Meeting of Stockholders, unless sooner terminated by the Board.

13. AMENDMENT, SUSPENSION AND TERMINATION

     The Company may amend, suspend or terminate the Plan or any portion thereof in such manner and to such extent as it may deem advisable and in the best interests of the Company. No amendment, suspension and termination shall alter or impair any then Deferred Shares without the consent of the Participant affected thereby. The rules relating to distributions may be generally altered or specifically waived by the Board in its sole discretion, including the right to distribute to all Participants the balance of their Deferred Share Accounts in a lump sum upon termination of the Plan, but no such action shall reduce the availability of Shares previously deferred unless it is necessary to do so to preserve to tax deferral on Deferred Shares.

14. UNFUNDED OBLIGATION

     The Plan shall not be funded, and no trust, escrow or other provisions shall be established to secure payments due under the Plan. A Participant shall be treated as a general, unsecured creditor at all times under the Plan. The obligation of the Company hereunder shall constitute a general, unsecured obligation, payable solely out of general assets of the Company, and anything contained herein to the contrary notwithstanding, until delivery of Deferred Shares is made to the Participant or the Participant's beneficiary hereunder, neither the Participant, nor the Participant's beneficiary or any other person claiming an interest hereunder shall have any right to, or property interest in, Shares of the Company represented by such Deferred Shares.

15. NO RIGHTS AS SHAREHOLDER

     Until delivery of Deferred Shares is made to the Participant or the Participant's beneficiary hereunder, no Participant, Participant's beneficiary, or any other person claiming an interest hereunder shall have any rights as a stockholder of the Company, including the right to any cash dividends (except as provided in Section 8) or the right to vote, with respect to any shares credited to the Participant's Deferred Share Account hereunder.

16. EFFECTIVE DATE

     The Plan shall be effective upon approval by the stockholders of the Company at the 1999 Annual Meeting of Stockholders. Eligible Participants shall be permitted to make an election under Paragraphs 5 and 6, above, at any time up to 30 days following the 1999 Annual Meeting of Stockholders, with respect to fees to be earned during the meeting year commencing on the date of the 1999 Annual Meeting of Stockholders.

17. GOVERNING LAW

     The Plan and all rights hereunder shall be governed by the laws of the Commonwealth of Pennsylvania.

18. MISCELLANEOUS

     18.1. Nothing in this Plan shall be construed as conferring any right upon any director to continuance as a member of the Board.

     18.2. Notwithstanding any other provision of this Plan, the Company shall not be required to award or deliver any certificate for Shares under this Plan prior to fulfillment of all of the following conditions:

          (a) Any required listing or approval or notice of issuance of such Shares on any securities exchange on which the Shares may then be traded;

          (b) Any registration or other qualification of such Shares under any state or federal law or regulation or other qualification which the Board shall upon the advice of counsel deem necessary or advisable; and

          (c) The obtaining of any other required consent or approval or permit from any state or federal government agency.

     18.3. No right under this Plan shall be transferable or otherwise subject to anticipation, sale, assignment, pledge, encumbrance or charge except by will or the law of descent and distribution; provided however, that in cases of marital dispute, the Company will observe the terms of the Plan unless and until ordered to do otherwise by a state or federal court.

     18.4. Rights and Obligations. The rights and obligations created hereunder shall be binding on a Participant's heirs, executors and administrators and on the successors and assigns of the Company.

     18.5. Payments to Representatives. If any Participant or beneficiary entitled to receive any benefits hereunder is determined by the Plan Administrator, or is adjudged to be, legally incapable of giving valid receipt and discharge for such benefits, the benefits shall be paid to a duly appointed and acting conservator or guardian, or other legal representative of such Participant or beneficiary, if any, and if no such legal representative is appointed and acting, to such person or persons as the Plan Administrator may designate. Such payments shall, to the extent made, be deemed a complete discharge for such payments under this Plan.

     18.6. No Fractional Shares. No fractional shares of common stock shall be issued or delivered pursuant to the Plan.

     18.7. Limitations on Obligations. Neither the Company nor any member of the Board shall be responsible or liable in any manner to any Participant, beneficiary or any person claiming through them for any benefit or action taken or omitted in connection with the granting of benefits, the continuation of benefits, or the interpretation and administration of this Plan.

                                DBT ONLINE, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Frank Borman and Thomas J. Hoolihan, and each of them acting alone, with the power to appoint his substitute, proxy to represent the undersigned and vote as designated below all of the shares of Common Stock of DBT Online, Inc. held of record by the undersigned on March 19, 1999, at the Annual Meeting of Shareholders to be held on May 18, 1999 and at any adjournments or postponements thereof.

                 (Continued and to be signed on reverse side.)




1. Approval of all four Class III nominees for the Company's Board of Directors as listed below.
     NOMINEES: Garry Betty, Gary E. Erlbaum, Bernard Marcus and Thomas J.
     Quarles.

          FOR                  WITHHOLD                     FOR ALL
          ALL                     ALL                        EXCEPT
          [ ]                     [ ]                         [ ]


     -------------------------------------------------------------------
     (Except nominees written above)

2. Approval to ratify the adoption of the Company's Deferred Compensation Plan for Non-Employee Directors.

          FOR                   AGAINST                     ABSTAIN
          [ ]                     [ ]                         [ ]

3. Approval of Deloitte & Touche LLP as the independent auditors of the Company for 1999.

          FOR                   AGAINST                     ABSTAIN
          [ ]                     [ ]                         [ ]

4. In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

          FOR                   AGAINST                     ABSTAIN
          [ ]                     [ ]                         [ ]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3.

                              Date                                     , 1999
                                  -------------------------------------

                              -----------------------------------------------
                                                 Signature

                              -----------------------------------------------
                                      Signature if held jointly

                              Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                              FOLD AND DETACH HERE

                            YOUR VOTE IS IMPORTANT!

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.